UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: July 30, 2002
(Date of earliest event reported)

VIB Corp

(Exact Name of Registrant as Specified in Its Charter)

California

(State or other Jurisdiction of Incorporation)

333-43021	33-0780371

(Commission File Number)	(IRS Employer Identification Number)

1498 Main Street, El Centro, California	92243

(Address of Principal Executive Offices)	(Zip Code)

(760) 337-3200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURES
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events.

     On July 30, 2002, the Rabobank Group (“Rabobank”), a Netherlands based cooperative bank, and VIB Corp, a bank holding company headquartered in El Centro, California (NASDAQ:VIBC), entered into a definitive agreement pursuant to which VIB Corp will merge with and become a wholly-owned subsidiary of Rabobank. After the merger, VIB Corp will continue to operate under its current name and will retain its subsidiaries.

     Under the terms of the agreement, Rabobank will acquire 100% of VIB Corp’s issued and outstanding shares of no par value Common Stock at $15.10 per share in a cash transaction. The aggregate amount to be paid to VIB Corp’s shareholders is estimated to amount to approximately $212.5 million and will be funded from Rabobank’s existing cash resources.

     Subject to obtaining applicable regulatory and VIB Corp shareholder approvals, the transaction is expected to be completed in the fourth quarter 2002 or early first quarter 2003.

Exhibit No.

2.1	Agreement and Plan of Reorganization by and between VIB Corp and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Rabobank Nederland dated July 30, 2002

99.1	Press Release dated July 31, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIB CORP

Date: August 1, 2002	By:	/s/ Harry G. Gooding, III

Harry G. Gooding, III, Executive Vice President and Chief Executive Officer

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